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                                                                     Exhibit 3.2

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                IDM PHARMA, INC.

                                      INTO

                                  EPIMMUNE INC.

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                         Pursuant to Section 253 of the
                        Delaware General Corporation Law

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      EPIMMUNE INC., a corporation organized and existing under the Delaware
General Corporation Law (the "Company"),

DOES HEREBY CERTIFY:

      FIRST: That this Company owns all of the outstanding shares of IDM Pharma, Inc., a corporation organized and existing under the Delaware General Corporation Law.

      SECOND: That this Company, by the following resolutions of its Board of Directors, duly adopted by Unanimous Written Consent dated July 26, 2005, determined to merge IDM Pharma, Inc. into itself on the terms and conditions set forth in such resolutions:

      RESOLVED, that the Company's wholly-owned subsidiary, IDM Pharma, Inc., be merged into the Company and that the Company shall be the surviving corporation in such merger pursuant to Section 253 of the Delaware General Corporation Law;

      RESOLVED FURTHER, that such merger shall become effective upon the filing of the Certificate of Ownership and Merger attached as EXHIBIT C with the Secretary of State of the State of Delaware in accordance with Section 253 of the Delaware General Corporation Law;

      RESOLVED FURTHER, that upon the effectiveness of the merger, the Company shall assume all of the liabilities and obligations of IDM Pharma, Inc.;

                                       1.

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      RESOLVED FURTHER, that upon the effectiveness of the merger, the name of the Company shall be changed to IDM Pharma, Inc., and Article I of the Company's Amended and Restated Certificate of Incorporation shall thereby be amended to read as follows:

                                       "I.

            The name of the Corporation is IDM Pharma, Inc."

      RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take all action deemed necessary or appropriate with respect to the foregoing merger and name change, including but not limited to voting the shares of IDM Pharma, Inc. held by the Company in favor of the merger and filing such statements and certificates with the Secretaries of State of the States of Delaware, California and any other state as may be deemed necessary or appropriate by such officers, and that any and all such actions that may have been taken to date are hereby authorized, ratified, approved and confirmed in all respects.

      IN WITNESS WHEREOF, Epimmune Inc. has caused this certificate to be signed by its Chief Financial Officer and Secretary on August 15, 2005.

                                       EPIMMUNE INC.

                                       By: /s/ ROBERT J. DE VAERE
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                                           Robert J. De Vaere
                                           Chief Financial Officer and Secretary

                                       2.